SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Class of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

ACCURIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer identification No.)

7140 Office Circle Evansville, Indiana (Address of principal executive offices)	47715 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be so registered:
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒ [check box)

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share (the “Common Stock”), of Accuride Corporation (the “Company”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the prospectus, dated as of November 19, 2010, filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2010 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered, pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2010

ACCURIDE CORPORATION

By:	/s/ Stephen A. Martin
	Name:	Stephen A. Martin
	Title:	Senior Vice President/General Counsel